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                                                                    EXHIBIT 10.4

                                PROMISSORY NOTE

$2,750,000.00                                                As of March 5, 1998

          For value received, LAKE POINTE APARTMENT HOMES, INC., a Wisconsin corporation, having its principal place of business at 18650 West Corporate Drive, Suite 300, Brookfield, Wisconsin 53045 (hereinafter referred to as "Maker"), promises to pay to the order of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("Lender" and also sometimes "Payee"), having its principal office at 11 Madison Avenue, 5th Floor, New York, New York 10010, or at such place as the holder hereof may from time to time designate in writing, the principal sum of TWO MILLION SEVEN HUNDRED AND FIFTY THOUSAND and NO/100 DOLLARS ($2,750,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

          A. A payment of interest only on the date hereof for interest accruing through and including March 10, 1998;

          B. A constant payment of $19,417.06 (such amount hereinafter the "Monthly Payment Amount"), on the eleventh (11th) day of April, 1998 and on the eleventh (11th) day of each calender month thereafter up to and including the eleventh (11th) day of February, 2028; (each a "Payment Date"); each of such payments to be applied (a) to the payment of interest computed at the Initial Term Interest Rate (as hereinafter defined); and (b) the balance applied toward the reduction of the principal sum;

and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh (11th) day of March, 2028 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed and a three-hundred-sixty (360) day year. The constant payment required hereunder is based on an amortization schedule of 360 months. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods if the eleventh (11th) day of a given month is not a Business Day (as hereinafter defined), then the Payment Date for such month shall be the next succeeding Business Day. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

          1.   As used in this Note:

          .    (a)  The term "Annual Budget" shall mean an annual budget
submitted by Maker to Payee in accordance with the terms of paragraph 8(b) herein.




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               (b)  The term "Anticipated Repayment Date" shall mean, March 11,
2008.

               (c) The term "Applicable Interest Rate" shall mean from (a) the date of this Note through but not including the Anticipated Repayment Date, the Initial Term Interest Rate, and (b) from and after the Anticipated Repayment Date through and including the date this Note is paid in full, the Extended Term Rate.

               (d) The term "Approved Annual Budget" shall mean each Annual Budget approved by Payee in accordance with terms herein.

               (e) The term "Assignment of Leases" shall mean that certain Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee.

               (f) The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which commercial banks in New York City are not open for general banking business.

               (g) The term "Capital Expenditures" shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

               (h) The term "Cash Expenses" shall mean for any period, the operating expenses for the Mortgaged Property (as defined in the Security Instrument and hereinafter referred to as the "Property") as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker minus payments into the Tax and Insurance Impound Fund (as defined in the Security Instrument) and the Replacement EScrow Fund (as defined in the Security Instrument).

               (i) The term "Cash Management Agreement" shall mean that certain Cash Management Agreement of even date herewith executed by Maker, WMC Realty, Inc., and Payee in connection with the Loan.

               (j) The term "Debt" shall mean, collectively, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents

               (k) The term "Default Rate" shall mean, a rate per annum which equal to the lesser of (a) maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

               (l) The term "Defeasance Option" shall mean the right and option of maker to release the Property from the lien of the Security Instrument in accordance with the provision set forth in Paragraph 55 of the Security Instrument.

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               (m)  The term "Extended Term Rate" shall mean a rate per annum equal to the greater of (i) the Initial Term Interest Rate plus five (5) percentage points or (ii) the Treasury Rate plus five (5) percentage points, except during such time as the Loan is held by a trust which trust may sell certificates to investors evidencing an ownership interest in the trust assets, during which time the rate shall equal the greater of (i) the Initial Term Interest Rate plus two (2) percentage points or (ii) the Treasury Rate plus two
(2) percentage points.

               (n) The term "Excess Cash Flow" shall mean, for any period, the sum (determined in accordance with generally accepted accounting principles, consistently applied) of (a) net operating income (calculated as all income derived from the operation of the Property after payment of taxes and expenses), plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period, plus (c) disbursements from the Tax and Insurance Impound Fund, the Replacement Escrow Fund, or any other escrows or reserves approved by Payee or provided for under the Loan Documents, but only to the extent disbursed by Maker and not applied to the payment of, or reimbursement for, taxes, insurance and other amounts for which such reserves were set aside, minus (d) actual payments of the regularly scheduled principal and interest payments (calculated at the Applicable Interest Rate, or at the Default Rate, if applicable) due and payable in accordance with this Note during an applicable period, minus (e) actual capital improvement expenditures in excess of payments from the Replacement Escrow Fund, and funding of reserves for working capital and extraordinary expenses as approved by Lender in its sole discretion, and minus (f) payments into the Replacement Escrow Fund, the Tax and Insurance Impound Fund, and other reserves required under the Loan Documents.

               (o) The term "Extraordinary Expense" shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Replacement Escrow Fund.

               (p) The term "Initial Term Interest Rate" shall mean a rate of Seven and Six-Tenths percent (7.60%) per annum.

               (q) The term "Loan" shall mean that certain loan made by Payee to Maker contemporaneously herewith.

               (r) The term "Loan Document" shall mean collectively this Note, the Security Instrument, the Assignment of Leases, the Cash Management Agreement and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan.

               (s) The term "Net Capital Expenditures" shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

               (t) The term "Security Instrument" shall mean that certain Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith in the amount of

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this Note given by Maker for the use and benefit of Payee covering the fee estate of Maker in certain premises as more particularly described therein.

               (u) The term "Treasury Rate" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Anticipated Repayment Date to the Maturity Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

          2. This Note is evidence of the Loan and of the obligation of the Maker to repay the Loan in accordance with the terms hereof. This Note is secured inter alia by (a) the Security Instrument, (b) an Assignment of Leases, and (c) the other Loan Documents.

          3. If any sum payable under this Note is not paid on or before the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5.00%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. If the day when any payment required under this Note is due is not a Business Day, then payment shall be due on the first Business Day thereafter.

          4. The Debt or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on or before the date on which it is due or upon the happening of any other Event of Default (as defined in the Security Instrument). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

          5. Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due at the Default Rate.

          6. Maker hereby agrees that upon the occurrence of an Event of Default, Maker shall pay to Payee on the eleventh (11th) day of each month while such Event of Default continues, an aggregate amount equal to the Excess Cash Flow for the period from the eleventh (11th) day of the prior month through and including the tenth (10th) day of the month in question, such Excess Cash Flow to be applied by Payee to the payment of the Debt in such order as Payee shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Excess Cash Flow shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. Interest at the Default Rate shall be added to the Debt and shall be

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secured by the Security Instrument. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default; the acceptance of any payment of Excess Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default; and Payee retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default despite any payment of Excess Cash Flow.

          7. This Note may not be prepaid prior to the Anticipated Repayment Date; provided, however, Maker shall have the right and option to release the Property from the lien of the Security Instrument in accordance with the terms and provisions of the Defeasance Option. Notwithstanding the foregoing sentence, Maker shall have the privilege to prepay the entire principal balance of this Note and any other amounts outstanding on any Payment Date during the thirty
(30) days preceding the Anticipated Repayment Date without payment of the Yield Maintenance Premium (as defined in the Security Instrument) or any other premium or penalty. In addition, on the Anticipated Repayment Date or on any Payment Date thereafter, the Maker may, at its option and upon thirty (30) days prior written notice from Maker to Payee, prepay in whole or in part in increments of $100,000 the outstanding principal balance of this Note and any other amounts outstanding without payment of the Yield Maintenance Premium or any other premium or penalty. If prior to the Anticipated Repayment Date and following the occurrence of and Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Property, either through foreclosure or the exercise of the other remedies available to Payee under the Security Instrument, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Yield Maintenance Premium, if any, that would be required under the Defeasance Option.

          8. (a) During a Sweep Period (as defined in the Cash Management Agreement) occurring prior to the Anticipated Repayment Date, Maker shall cause the Rents (as defined in the Security Instrument) to be deposited in the applicable accounts required by the Cash Management Agreement and such sums shall be applied on the eleventh (11th) day of each calendar month in the following listed order of priority:

                    (i) First, payments to the Tax and Insurrance Impound Fund in accordance with terms and conditions of the Security Instrument;

                    (ii)  Second, the payment of the Monthly Payment Amount;

                    (iii) Third, payments of any other amounts due under the
                          Loan Documents;

                    (iv) Fourth, payments to the Replacement Escrow Fund in accordance with the terms and conditions of the Security Instrument; and

                    (v)   Lastly, payment to the Maker of any excess amounts.

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                    (b)  For each fiscal year commencing with the fiscal year in which the Anticipated Repayment Date occurs, the Maker shall submit to the Payee for the Payee's written approval an Annual Budget not later than sixty (60) days prior to the commencement of such fiscal year, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Maker may reasonably determine. Payee shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen
(15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subparagraph until the Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Payee. Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

               9. In the event that the Maker does not pay the Debt in full prior to the Anticipated Repayment Date, the provisions of paragraph 8 as set forth above shall remain in full force and effect, and the following subparagraphs also shall apply:

                    (a) From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Extended Term Rate. Interest accrued at the Extended Term Rate and not paid pursuant to this paragraph 9 shall be deferred and added to the Debt and shall earn interest at the Extended Term Rate to the extent permitted by applicable law (such accrued interest is hereinater defined as "Accrued Interest"). All of the Debt, including and Accrued Interest, shall be due and payable on the Maturity Date.

                    (b) Maker shall cause all Rents to be deposited directly into the applicable accounts required by the Cash Management Agreement and Maker shall pay on the Anticipated Repayment Date and the eleventh (11th) day of each calendar month thereafter up to and including the Maturity Date following payments from Rents received on or before such day in the listed order of priority:

                         (i) First, payments to the Tax and Insurance Impound Fund in accordance with the terms and conditions of the Security Instrument;

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                    (ii)   Second, the payment of the Monthly Payment Amount to
                           be applied first to the payment of interest computed at the Initial Term Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this Note;

                    (iii) Third, payments to the Payee of any other amounts due under the Loan Documents;

                    (iv) Fourth, payments to the Replacement Escrow Fund accordance with the terms and conditions of the Security Instrument;

                    (v) Fifth, payments for monthly Cash Expenses, less management fees payable to affiliates of Maker, pursuant to the terms and conditions of the related Approved Annual Budget;

                    (vi) Sixth, payment for monthly Net Capital Expenditures, pursuant to the terms and conditions of the related Approved Annual Budget;

                    (vii) Seventh, payment for Extraordinary Expenses approved by Payee, if any;

                    (viii) Eighth, payments to the Payee to be applied against the outstanding principal due under this Note until such principal amount is paid in full;

                    (ix)   Ninth, payments to the Payee for Accrued Interest;
                           and

                    (x)    Lastly, payment to the Maker of any excess amounts.

               (c) In the event that the Maker must incur an Extraordinary Expense, then the Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee's approval.

               (d) Nothing in this paragraph 9 shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Payment Amount, payments to the Tax and Insurance Impound Fund, or the Replacement Escrow Fund due hereunder and under the other Loan Documents, whether or not Rents are available to make such payments.

          10. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph (and the similar paragraph contained in the Security Instrument) shall control every other covenant and agreement in this Note and the other

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Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment or the exercise of any Defeasance Option by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          11. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

          12. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

          13. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Maker.

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               14   All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Instrument directed to the parties at their respective addresses as provided therein.

               15. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

               16. This Note shall be governed by and construed in accordance with the laws of the State in which the Property is located and the applicable laws of the United States of America.

                             [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

                                   MAKER:

                                   LAKE POINTE APARTMENT HOMES, INC.,
                                   a Wisconsin corporation

                                   By:     /s/ Arnold K. Leas
                                           ------------------------------
                                           Arnold K. Leas
                                           President

                                   Attest: /s/ Robert F. Rice
                                           ------------------------------
                                           Robert F. Rice
                                           Secretary


STATE OF WISCONSIN  )
                    )ss.:
COUNTY OF WAUKESHA  )

          Personally came before me this 5th day of March, 1998, the above named ARNOLD K. LEAS and ROBERT F. RICE, President and Secretary, respectively, of LAKE POINTE APARTMENT HOMES, INC., to me known to be the persons who executed the foregoing instrument and acknowledge the same.

/s/ Lisa Wiegert
------------------------------------------
Notary Public Waukesha County, Wisconsin

My Commission 1-9-2000
             -------------------

[Seal]

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